SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On October 26, 2006 Palomar Medical Technologies, Inc. issued a press release announcing earnings for the third quarter ended September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under Securities Act of 1933, as amended, or the Exchange Act, except, as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS

      On October 18, 2006, Palomar Medical Technologies, Inc. (the “Company”), a Delaware corporation, and Laserscope, a California corporation, entered into a Non-Exclusive Patent License Agreement. The Company included an announcement of this agreement in the press release announcing earnings for the third quarter ended September 30, 2006 which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The summary description of the event is qualified in its entirety by reference to the Non-Exclusive Patent License Agreement which is also filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title
99.1	Press Release dated October 26, 2006 entitled “PALOMAR MEDICAL REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS Product Revenues Increase 42 Percent; Net Income Increases 82 Percent ”

99.2	Non Exclusive Patent License Agreement dated October 18, 2006 between Palomar Medical Technologies, Inc. and Laserscope

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: October 26, 2006

EXHIBIT INDEX

Number	Title
99.1	Press Release dated October 26, 2006 entitled “PALOMAR MEDICAL REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS Product Revenues Increase 42 Percent; Net Income Increases 82 Percent”

99.2	Non Exclusive Patent License Agreement dated October 18, 2006 between Palomar Medical Technologies, Inc. and Laserscope